UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 1, 2017

AV Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8601 N. Scottsdale Rd. Suite 225, Scottsdale, Arizona	85253
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 214-7400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b 2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AV Homes, Inc. (the “Company”) held its annual meeting of stockholders on June 1, 2017 (the “2017 Annual Meeting”). At the 2017 Annual Meeting, the Company’s stockholders approved the AV Homes, Inc. 2015 Incentive Compensation Plan, as amended and restated (the “Restated 2015 Plan”). The Restated 2015 Plan amends and restates the Company’s 2015 Incentive Compensation Plan (the “2015 Plan”) by increasing the aggregate number of shares of the Company’s Common Stock that may be issued under the Restated 2015 Plan by 1,000,000 shares. The amendments to the 2015 Plan also (i) require that any dividends and dividend equivalents payable or credited on unvested full value awards must be subject to the same restrictions and risk of forfeiture as the underlying shares or share equivalents; (ii) increase the maximum amount payable under cash incentive awards and cash-denominated full value awards that constitute performance based compensation to $2 million per participant in any calendar year; and (iii) limit the amount of awards each non-employee director can receive in any calendar year to an annual grant date fair value of $500,000, including annual cash compensation.

Stockholder approval of the Restated 2015 Plan also constituted approval of the material terms thereof for purposes of Section 162(m) of the Internal Revenue Code.

The terms of the Restated 2015 Plan are described in more detail in the Company’s definitive proxy statement for the 2017 Annual Meeting, which was filed with the Securities and Exchange Commission on April 19, 2017, which description is incorporated herein by reference. A copy of the Restated 2015 Plan was filed as Appendix A to the 2017 Proxy Statement.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2017 Annual Meeting, the Company’s stockholders (1) re-elected each of the persons listed below to serve as a member of the board of directors of the Company until the next annual meeting of stockholders and until his successor shall be elected and shall qualify, or until his death, resignation or removal; (2) ratified the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2017; (3) approved, on an advisory basis, the compensation of the named executive officers of the Company (“Say on Pay”); (4) approved on an advisory basis, an annual frequency for future Say on Pay votes; and (5) approved the Restated 2015 Plan.

Shares were voted as follows:

Proposal 1. Election of Directors

Name	For	Withheld	Broker Non-Votes
Paul D. Barnett	17,398,765	313,275	3,811,283
Matthew Coleman	16,255,164	1,456,876	3,811,283
Roger A. Cregg	17,529,268	182,772	3,811,283
Roger W. Einiger	17,551,987	160,053	3,811,283
Paul Hackwell	16,252,219	1,459,821	3,811,283
Joshua L. Nash	17,551,536	160,504	3,811,283
Jonathan M. Pertchik	17,542,696	169,344	3,811,283
Michael F. Profenius	17,546,710	165,330	3,811,283
Aaron D. Ratner	17,527,668	184,372	3,811,283
Joel M. Simon	17,550,236	161,804	3,811,283

Proposal 2. Ratification of the appointment of Deloitte & Touche, LLP as independent registered public accounting firm for the Company for the year ending December 31, 2017

For	Against	Abstain	Broker Non-Votes
21,509,765	9,858	3,700	0

Proposal 3. Approval, on an advisory basis, of the compensation of named executive officers of the Company (“Say on Pay”)

For	Against	Abstain	Broker Non-Votes
17,472,053	220,984	19,003	3,811,283

Proposal 4. Advisory vote on the frequency of future Say on Pay votes

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
16,526,990	27,312	1,148,975	8,763	3,811,283

Proposal 5. Approval of the AV Homes, Inc. 2015 Incentive Compensation Plan, as amended and restated

For	Against	Abstain	Broker Non-Votes
17,512,968	176,916	22,156	3,811,283

In light of the results of the vote as noted above, which supported the Board of Directors’ recommendation, the Board of Directors determined that future Say on Pay votes will be held on an annual basis until the next required vote on the frequency of Say on Pay votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV HOMES, INC.

Date:	June 2, 2017	/s/ S. Gary Shullaw
S. Gary Shullaw
Executive Vice President, General Counsel and Corporate Secretary